UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2008
Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street
Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS
On February 7, 2008, the Arkansas Supreme Court rejected our appeal in the Advanced Control Solutions (ACS) case, and affirmed the judgment of the circuit court, where a jury in March 2006 found us liable for interfering with a non-compete agreement, causing ACS to lose future business opportunities and for missing equipment. The Arkansas Supreme Court also denied ACS’s appeal of the $45,562 plus attorney’s fees awarded to us in March 2006 on our counterclaim against ACS for breach of contract. We do not intend to appeal the case further.
Our liability for the original judgment in the amount of $655,769 was recorded in 2005. The judgment will be paid from funds we set aside in a restricted certificate of deposit in 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
By:	/s/ JOE G. BROOKS
Joe G. Brooks,
Chairman, Chief Executive Officer and President

Date: February 14, 2008